Exhibit (21)

For the purpose of this filing, information is organized under the headings of CMS Energy Corporation (Tier 1), CMS Capital, L.L.C. (Tier 2), CMS Enterprises Company (Tier 2), CMS Treasury Services, LLC (Tier 2), Consumers Energy Company (Tier 2) and Dearborn Industrial Energy, L.L.C. (Tier 2). As set forth in detail below, CMS Energy Corporation is the parent company of CMS Capital, L.L.C., CMS Enterprises Company, CMS Treasury Services, LLC, Consumers Energy Company and Dearborn Industrial Energy, L.L.C. All ownership interests are 100% unless indicated parenthetically to the contrary and are accurate as of December 31, 2009.

01  CMS Energy Corporation

Address:
One Energy Plaza
Jackson, Michigan 49201

CMS Energy Corporation is an integrated energy company, which has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

The name, state of organization and nature of business of CMS Energy’s direct subsidiaries are described below:

02	CMS Capital, L.L.C.

CMS Capital, L.L.C. is a Michigan limited liability company that holds ownership interests in CMS Land Company and EnerBank USA.

02	CMS Enterprises Company

CMS Enterprises Company is a Michigan corporation that, through various subsidiaries and affiliates, is engaged in diversified businesses in the United States and in select international markets.

02	CMS Treasury Services, LLC

CMS Treasury Services, LLC is a Michigan limited liability company formed to handle cash management functions and intercompany banking operations for CMS Energy Corporation and its subsidiaries and affiliates.

02	Consumers Energy Company

Consumers Energy Company is a Michigan corporation engaged in the generation, purchase, distribution and sale of electricity, and in the purchase, storage, distribution and sale of natural gas, in the lower peninsula of the State of Michigan.

02	Dearborn Industrial Energy, L.L.C.

Dearborn Industrial Energy, L.L.C. is a Michigan limited liability company that holds the ownership interest in Dearborn Industrial Generation, L.L.C.

The name, state of organization and nature of business of each subsidiary and their subsidiaries are described below:

02  CMS Capital, L.L.C.

Address:
One Energy Plaza
Jackson, Michigan 49201

CMS Capital, L.L.C. is a Michigan limited liability company that holds ownership interests in CMS Land Company and EnerBank USA.

03	CMS Land Company

CMS Land Company is a Michigan corporation formed to act as a repository for any unused real property formerly owned by Consumers Energy Company, and hold the same for possible non-utility development.

04	Beeland Group LLC

Beeland Group LLC is a Michigan limited liability company formed to acquire land and other property in order to provide a disposal well for the Bay Harbor properties.

04	Daviswell LLC

Daviswell LLC is a Michigan limited liability company formed primarily to acquire a disposal well.

03	EnerBank USA

EnerBank USA is a Utah corporation engaged in the business of an “industrial bank” to issue thrift certificates of deposit and thrift savings accounts for the payment of money, to issue capital notes or debentures, to receive payments with or without allowance for interest and to exercise all of the rights, privileges and powers of an industrial bank.

02  CMS Enterprises Company

Address:
One Energy Plaza
Jackson, Michigan 49201

CMS Enterprises Company is a Michigan corporation that, through various subsidiaries and affiliates, is engaged in diversified businesses in the United States and in select international markets.

03	CMS Energy Asia Private Limited

CMS Energy Asia Private Limited, a Singapore corporation, was involved in the development of electrical generation and distribution opportunities, gas transmission, storage and distribution opportunities, electrical and gas marketing opportunities and development opportunities in Asia and the Pacific Rim (In process of liquidation)

03	CMS Energy Resource Management Company

CMS Energy Resource Management Company is a Michigan corporation concentrating on the purchase and sale of energy commodities in support of CMS Energy’s generating facilities.

04	CMS ERM Michigan LLC

CMS ERM Michigan LLC is a Michigan limited liability company formed for the sole purpose of taking an assignment of the Ford/Rouge Electricity Sales Agreements from Dearborn Industrial Generation, L.L.C. and to perform those contracts.

04	CMS Viron Corporation

CMS Viron Corporation is a Missouri corporation formed to provide services in the area of energy usage analysis and the engineering and implementation of energy conservation measures.

03	CMS Energy South America Company

CMS Energy South America Company is a Cayman Islands corporation formed to provide for consolidation of the development expenses and activity in Argentina and Brazil.

03	CMS Enterprises Development, L.L.C.

CMS Enterprises Development, L.L.C. is a Michigan limited liability company formed to invest in various projects.

03	CMS Gas Transmission Company

CMS Gas Transmission Company is a Michigan corporation organized to engage in the transmission, storage and processing of natural gas.

04	CMS Gas Argentina Company

CMS Gas Argentina Company is a Cayman Islands corporation formed to own an equity interest in Transportadora de Gas del Norte S.A., an Argentine corporation, which provides natural gas transmission services to the northern and central parts of Argentina.

04	CMS International Ventures, L.L.C. (37.01%) (See Exhibit A for list of subsidiaries)

CMS International Ventures, L.L.C. is a Michigan limited liability company, formed to own, manage and sell certain of CMS Energy’s international investments.

04	Nitrotec Corporation (50%)

Nitrotec Corporation is a Delaware corporation formed to invest in plants that extract helium from natural gas.

03	CMS Generation Jegurupadu I Limited Duration Company (1%)

CMS Generation Jegurupadu I Limited Duration Company is a Cayman Islands company and formerly was one of the owners of the company which operates the GVK project, a 235-MW gas- and naphtha-fired independent power generating plant in Jegurupadu, Andhra Pradesh Province, India.

04	Jegurupadu O&M Company Mauritius (50%)

Jegurupadu O&M Company Mauritius, a Mauritius company, is inactive and in the process of liquidation.

03	CMS Generation Jegurupadu II Limited Duration Company (1%)

CMS Generation Jegurupadu II Limited Duration Company is a Cayman Islands company and formerly was one of the owners of the company which operates the GVK project, a 235-MW gas- and naphtha-fired independent power generating plant in Jegurupadu, Andhra Pradesh Province, India.

04	Jegurupadu O&M Company Mauritius (50%)

03	CMS Generation San Nicolas Company (0.1%)

CMS Generation San Nicolas Company is a Michigan corporation which holds interests in certain Argentine assets.

04	Inversora de San Nicolas, S.A. (0.1%)

05	Centrales Termicas San Nicolas, S.A. (88%)

03	CMS International Ventures, L.L.C. (61.49%) (See Exhibit A for list of subsidiaries)

03	HYDRA-CO Enterprises, Inc. (See Exhibit B for list of subsidiaries)

HYDRA-CO Enterprises, Inc. is a New York corporation involved in the management and operation of various power plants. The plants are fueled by coal, natural gas, waste wood and water.

02  CMS Treasury Services, LLC

Address:
One Energy Plaza
Jackson, Michigan 49201

CMS Treasury Services, LLC is a Michigan limited liability company formed to handle the cash management functions and intercompany banking operations for CMS Energy and certain of its subsidiaries and affiliates.

02  Consumers Energy Company

Address:
One Energy Plaza
Jackson, Michigan 49201

The consolidated operations of Consumers Energy Company (“Consumers”) account for the largest share of CMS Energy’s total assets and income and account for a substantial portion of its revenues. The name, state of organization and nature of business of Consumers’ subsidiaries are described below:

03	CMS Engineering Co.

CMS Engineering Co. is a Michigan corporation engaged in offering design, engineering, project management and related construction services to natural gas utilities, natural gas exploration and production companies, and other energy businesses.

03	Consumers Campus Holdings, LLC

Consumers Campus Holdings, LLC is a Michigan limited liability company formed for the purpose of being the lessee in the synthetic lease financing of the new Consumers Energy Company office building located in downtown Jackson, Michigan.

03	Consumers Funding LLC

Consumers Funding LLC is a Delaware limited liability company formed for the purpose of acting as issuer of securitization bonds and assignee of property transferred by Consumers.

03	Consumers Receivables Funding II, LLC

Consumers Receivables Funding II, LLC is a Delaware limited liability company that buys certain accounts receivable from Consumers Energy Company and sells them to a third party.

03	ES Services Company

ES Services Company is a Michigan corporation formed for the purpose of offering design, engineering, project management and related services primarily to electric utilities and generation facilities.

03	Maxey Flats Site IRP, L.L.C. (1.71%)

Maxey Flats Site IRP, L.L.C. is a Virginia limited liability company formed for the purpose of environmental remediation of a former low-level radioactive waste disposal site.

02  Dearborn Industrial Energy, L.L.C.

Address:
One Energy Plaza
Jackson, Michigan 49201

Dearborn Industrial Energy, L.L.C. is a Michigan limited liability company that holds the ownership interest in Dearborn Industrial Generation, L.L.C.

03	Dearborn Industrial Generation, L.L.C.

Dearborn Industrial Generation, L.L.C. is a Michigan limited liability company engaged in the operation of the Ford/Rouge Cogeneration Facility in Dearborn, Michigan.

EXHIBIT A

Subsidiaries of CMS International Ventures, L.L.C.

Address:
One Energy Plaza
Jackson, Michigan 49201

04	CMS Electric & Gas, L.L.C.

CMS Electric & Gas, L.L.C. is a Michigan limited liability company. CMS International Distribution LLC and CMS Electric and Gas Company merged in December 2002 to form CMS Electric & Gas, L.L.C.

05	CMS (Barbados), SRL

CMS (Barbados), SRL is a Barbados entity which was formed for the purpose of holding investments in Venezuela (In process of liquidation).

06	CMS Venezuela, S.A.

CMS Venezuela, S.A. is a Venezuelan corporation formed to operate Sistema Electrico Nueva Esparta C.A. (SENECA).

06	ENELMAR S.A.

ENELMAR S.A. is a Venezuelan corporation formed to hold CMS Electric & Gas, L.L.C.’s interests in the privatized electric system of the State of Nueva Esparta

05	CMS Empreendimentos Ltda (99.99%)

CMS Empreendimentos Ltda, a Brazilian corporation was established as CMS Electric & Gas, L.L.C.’s Rio office in Brazil and is in the process of liquidation.

04	CMS Generation Jegurupadu I Limited Duration Company (99%)

CMS Generation Jegurupadu I Limited Duration Company is a Cayman Islands company and formerly was one of the owners of the company which operates the GVK project, a 235-MW gas- and naphtha-fired independent power generating plant in Jegurupadu, Andhra Pradesh Province, India.

05	Jegurupadu O&M Company Mauritius (50%)

Jegurupadu O&M Company Mauritius, a Mauritius company, is inactive and in the process of liquidation.

04	CMS Generation Jegurupadu II Limited Duration Company (99%)

CMS Generation Jegurupadu II Limited Duration Company is a Cayman Islands

company and formerly was one of the owners of the company which operates the GVK project, a 235-MW gas- and naphtha-fired independent power generating plant in Jegurupadu, Andhra Pradesh Province, India.

05	Jegurupadu O&M Company Mauritius (50%) (In process of liquidation)

04	Jegurupadu CMS Generation Company Ltd.

Jegurupadu CMS Generation Company Ltd.  is a Mauritius company that is inactive and is in the process of liquidation.

EXHIBIT B

Subsidiaries of HYDRA-CO Enterprises, Inc.

Address:
One Energy Plaza
Jackson, Michigan 49201

04	CMS Exeter LLC

CMS Exeter LLC is a Michigan limited liability company formed to facilitate the restructuring of Oxford/CMS Development Limited Partnership and Exeter Energy Limited Partnership for state tax planning purposes.

05	Exeter Energy Limited Partnership (2% GP)

05	Oxford/CMS Development Limited Partnership (1% GP)

04	CMS Generation Filer City, Inc.

CMS Generation Filer City, Inc. is a Michigan corporation involved as a General Partner in the T.E.S. Filer City Station Limited Partnership, a Michigan limited partnership that is the owner of the 54 megawatt (net) woodchip- and coal-fired electric generating station in Filer City, Michigan.

05	T.E.S. Filer City Station Limited Partnership (50%)

04	CMS Generation Filer City Operating LLC

CMS Generation Filer City Operating LLC is a Michigan limited liability company formed to operate a coal and waste wood-fueled power plant near Filer City, Michigan owned by the T.E.S. Filer City Station Limited Partnership.

04	CMS Generation Genesee Company

CMS Generation Genesee Company is a Michigan corporation involved as a General Partner in the Genesee Power Station Limited Partnership, a Delaware limited partnership, which owns and operates a 35-megawatt (net) waste wood-fired electric generating facility located in Genesee County, Michigan.

05	Genesee Power Station Limited Partnership (1%)

04	CMS Generation Grayling Company

CMS Generation Grayling Company is a Michigan corporation involved as a General Partner in Grayling Generating Station Limited Partnership, a Michigan limited partnership, that owns a waste wood-fueled power plant in Grayling, Michigan. Grayling Generating Station Limited Partnership owns GGS Holdings Company, a Michigan corporation, which is a General Partner in AJD Forest Products Limited Partnership, a Michigan limited partnership, that operates a sawmill adjacent to the Grayling Generating Station and also supplies waste wood fuel to Grayling Generating Station. Grayling Generating Station Limited Partnership is a Limited Partner in AJD Forest Products Limited Partnership.

05	Grayling Generating Station Limited Partnership (1%)

06	AJD Forest Products Limited Partnership (49.5% LP)

06	GGS Holdings Company

A Michigan corporation that owns a General Partner interest in AJD Forest Products Limited Partnership, a Michigan limited partnership.

07	AJD Forest Products Limited Partnership (0.5% GP)

05	Grayling Partners Land Development, L.L.C. (1%)

A Michigan limited liability company formed to acquire land near the Grayling facility for potential development of an ash disposal site.

04	CMS Generation Grayling Holdings Company

CMS Generation Grayling Holdings Company is a Michigan corporation involved as a Limited Partner in Grayling Generating Station Limited Partnership, a Michigan limited partnership. Grayling Generating Station Limited Partnership owns GGS Holdings Company, a Michigan corporation that owns a General Partner interest in AJD Forest Products Limited Partnership, a Michigan limited partnership.

05	Grayling Generating Station Limited Partnership (49)%

06	AJD Forest Products Limited Partnership (49.5% LP)

06	GGS Holdings Company

07	AJD Forest Products Limited Partnership (0.5% GP)

05	Grayling Partners Land Development, L.L.C. (49)%

04	CMS Generation Holdings Company

CMS Generation Holdings Company is a Michigan corporation involved as a limited partner in various partnerships.

05	Genesee Power Station Limited Partnership (48.75%)

05	GPS Newco, L.L.C. (50%)

GPS Newco, L.L.C. is a Kansas limited liability company formed for the purpose of facilitation financing and /or restricting liabilities of CMS’ equity invested in Genesee Power Station Limited Partnership.

06	Genesee Power Station Limited Partnership (0.25%)

04	CMS Generation Honey Lake Company

CMS Generation Honey Lake Company is a Michigan corporation with General Partnership and Limited Partnership interests in H L Power Company, a California limited partnership that uses waste wood and geothermal fluid to generate a 30-megawatt (net) electric generating station in Lassen County, California. It is also involved as General Partner in Honey Lake Energy I L.P., and Honey Lake Energy II, L.P., both Michigan limited partnerships formed to own limited partnership interests in H. L. Power Company.

05	Honey Lake Energy I L.P. (99%)

06	H L Power Company (18.65%)

05	Honey Lake Energy II, L.P. (99%)

06	H L Power Company (18.65%)

05	H L Power Company (0.5%)

04	CMS Generation Michigan Power L.L.C.

CMS Generation Michigan Power L.L.C. is a Michigan limited liability company formed to own generating units which are to be sited in Michigan for the purpose of generating power during peak demand periods.

04	CMS Generation Operating Company II, Inc.

CMS Generation Operating Company II, Inc. is a New York corporation formed to operate power plants, primarily in the United States.

04	CMS Generation Operating LLC

CMS Generation Operating LLC is a Michigan limited liability company involved in the operation of various power plants throughout the United States.

04	CMS Generation Recycling Company

CMS Generation Recycling Company is a Michigan corporation that has ownership interest in Mid-Michigan Recycling, L.C. Mid-Michigan Recycling, L.C. was created to be involved in supplying waste wood fuel for the Genesee Power Station Limited Partnership.

05	Mid-Michigan Recycling, L.C. (50%)

Mid-Michigan Recycling, L.C. is a Michigan limited liability company involved in supplying waste-wood fuel for the Genesee Power Station Limited Partnership.

04	CMS Prairie State LLC

CMS Prairie State LLC is a Michigan limited liability company formed to hold a membership interest in an entity which would hold an interest in the Prairie State mine-mouth coal generation project.

04	Craven County Wood Energy Limited Partnership (44.99%)

04	Dearborn Generation Operating, L.L.C.

Dearborn Generation Operating, L.L.C. is a Michigan limited liability company formed to operate the Ford/Rouge Project.

04	Exeter Energy Limited Partnership (50%)

04	HCE-Biopower, Inc.

HCE-Biopower, Inc. is a New York corporation formed to hold partnership interests in various power projects.

05	IPP Investment Partnership (51%)

06	Craven County Wood Energy Limited Partnership (0.01%)

04	Honey Lake I L.P. (1%)

05	H L Power Company (18.65%)

04	Honey Lake Energy II, L.P. (1%)

05	H L Power Company (18.65%)

04	IPP Investment Partnership (49%)

05	Craven County Wood Energy Limited Partnership (0.01%)

04	New Bern Energy Recovery, Inc.

New Bern Energy Recovery, Inc. is a Delaware corporation formed to participate as a General Partner in the Craven County Wood Energy limited partnership formed to construct, operate and own a wood-fired electric generating facility in Craven County, North Carolina.

05	Craven County Wood Energy Limited Partnership (5%)

04	Oxford/CMS Development Limited Partnership (99% LP)

05	Exeter Energy Limited Partnership (48% LP)

04	Sterling Wind LLC

Sterling Wind LLC is a Delaware limited liability company formed to own wind power projects in Connecticut.